Exhibit 32.01

GENIE ENERGY LTD.

Certification Pursuant to

18 U.S.C. Section 1350

(as Adopted Pursuant to Section 906 of

the Sarbanes-Oxley Act Of 2002)

In connection with the Annual Report of Genie Energy Ltd. (the “Company”) on Form 10-K for the annual period ended December 31, 2021 as filed with the Securities and Exchange Commission (the “Report”), I, Michael Stein, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2022

/s/ Michael Stein
Michael Stein
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Genie Energy Ltd. and will be retained by Genie Energy Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

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